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                                                                    EXHIBIT 23.3


                 [LETTERHEAD OF HORNE CPA GROUP APPEARS HERE]


                                           September 26, 1996


Corporate Express
c/o Mr. Keith Miller
325 Interlocken Parkway
Broomfield, Colorado 80021

We consent to the incorporation by reference in this Form S-4 registration statement of Corporate Express, Inc. of our report dated February 21, 1996 on our audit of the financial statements of Forms and Supplies, Inc. as of December 31, 1995 and for the year ended December 31, 1995.

                                           HORNE CPA GROUP

                                           /s/ Avril K. Stanford
                                           Avril K. Stanford
                                           Shareholder

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